UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 19, 2006

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation)		Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Effective as of July 19, 2006, BearingPoint, Inc. (the “Company”) entered into the Third Amendment to the Credit Agreement (the “Amendment”) by and among the Company, BearingPoint, LLC, the guarantors party thereto, the lenders party thereto, and UBS AG, Stamford Branch, as administrative agent. The Amendment amends the Credit Agreement (as amended, the “Credit Facility”), dated as of July 19, 2005 and as amended by the First Amendment dated as of December 21, 2005 and by the Second Amendment dated as of March 30, 2006, among the Company, BearingPoint, LLC, the guarantors party thereto, the lenders party thereto, General Electric Capital Corporation, as syndication agent and collateral agent, Wells Fargo Foothill, LLC, as documentation agent, UBS Securities, LLC, as lead arranger, UBS AG Stamford Branch, as issuing bank and administrative agent, and UBS Loan Finance LLC, as swingline lender.
     Among other things, the Amendment amends certain provisions and covenants contained in the Credit Facility as follows:
•	Extends the deadline for filing of the Company’s:
(a)	Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) to September 30, 2006;

(b)	Forms 10-Q for the first three quarters of fiscal 2005 to the earlier of (i) one month after the date the Company files the 2005 Form 10-K and (ii) October 31, 2006;

(c)	Forms 10-Q for the quarters ended March 31, 2006 and June 30, 2006 to the earlier of (i) 60 days after the date the Company files the 2005 Form 10-K and (ii) November 30, 2006; and

(d)	Form 10-Q for the quarter ended September 30, 2006 to December 31, 2006.
•	Amends the amount of civil litigation payments that the Company is permitted to pay as follows: up to $75 million during the 24-month period following July 19, 2005 (the closing date of the Credit Facility), which combined the permitted payments in each of the first and second 12-month period, and up to $15 million during any twelve consecutive months thereafter, in each case, net of any insurance proceeds.
     For complete content of the Credit Facility and the amendments to the Credit Facility, please see the exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (filed on January 31, 2006), to the Current Report on Form 8-K filed on March 31, 2006 and to this Form 8-K, as applicable.

Item 8.01 Other Events.
2006 Annual Meeting of Stockholders
     The Company has scheduled its 2006 Annual Meeting of Stockholders for December 11, 2006 (the “2006 Annual Meeting”). The record date for the 2006 Annual Meeting will be November 1, 2006.
     Any shareholder proposal to be considered for inclusion in the Company’s proxy materials for the 2006 Annual Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 must be received by the Company not later than September 4, 2006.
     Additionally, any shareholder that intends to present any other proposal for new business or nominate a director at the 2006 Annual Meeting must provide notice of the proposal or nomination, in accordance with the Company’s Bylaws, not later than September 11, 2006.
     Notice of shareholder proposals should be sent and addressed to the attention of the Company’s Secretary, 1676 International Drive, McLean, Virginia 22102.
     In advance of the 2006 Annual Meeting, the Company will deliver, and file with the Securities and Exchange Commission, its proxy materials relating thereto.
Item 9.01 Exhibits.

(d) Exhibit 99.1	Third Amendment to Credit Agreement, dated as of July 19, 2006, among the Company, BearingPoint, LLC, the guarantors thereto, the lenders thereto, and UBS AG, Stamford Branch, as administrative agent

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2006	BearingPoint, Inc.
	By:	/s/ Judy Ethell
	Name:	Judy Ethell
	Title:	Executive Vice President and Chief Accounting Officer